Q2 2023
Shareholder
Letter

Letter to Shareholders: Q2 2023
____________________________________________________________________________________________________________
Key quarterly metrics:
                                             2

Letter to Shareholders: Q2 2023
____________________________________________________________________________________________________________
Dear Root Shareholders:
In Q2 2023, we saw continued momentum in our bottom line and returned to growing our customer base.

•Total new writings grew 65% over Q1 2023, driven by our superior loss ratio position.
•Gross accident period loss ratio was 68%, a 17-point improvement year-over-year, driven by our pricing and underwriting advancements.
•Gross expense ratio improved 12 points compared to Q2 2022, driven by a continued focus on operating efficiency.
•Net loss improved 62% to $37 million, operating loss improved 71% to $25 million, and adjusted EBITDA improved 81% to a loss of $12 million compared with Q2 2022.

The second quarter of 2023 marked a return to growth as policies in force increased quarter-over-quarter. We remain vigilant on pricing and underwriting as we cautiously scale our marketing spend. We believe the actions we have taken—and that we continue to take—put the company on a path to profitability.
Q2 2023 highlights:
All figures are compared to Q2 2022 unless otherwise stated.
•Gross premiums written increased 3% to $145 million
•Gross premiums earned decreased 23% to $132 million
•Renewal premium % of gross premiums earned decreased to 72% as a result of new business growth
•Accident period severity increased 8% and frequency decreased 6% (tenure mix adjusted bodily injury, collision, and property damage)
•Gross LAE ratio remained level at 10%
•Gross profit increased by $20 million to $13 million
•Direct contribution increased $30 million to $29 million
•Gross combined ratio improved 34 points to 118%
                                             3

Letter to Shareholders: Q2 2023
____________________________________________________________________________________________________________
Growth
Root is uniquely positioned in the industry to drive profitable growth. Thanks to our data science and technology advantages, we believe we are able to respond to the inflationary environment faster than our competitors. This has resulted in pricing that supports the achievement of our profit targets, enabling us to drive growth while many in the industry have significantly reduced marketing spend. We monitor the ever-changing inflationary environment with machine-learning-based reserving models that leverage claims-level information to make granular predictions. We believe that with this capability, we are able to more accurately and responsively monitor our reserves and respond to inadequate pricing quickly with our flexible, automated rating technology. We are diligently and consistently monitoring the profitability of our growth and are encouraged by the improved loss ratio results.

We achieved two important milestones in our embedded product offering by launching our second partner and going live with telematics capabilities. We are seeing strong interest in the platform driven by the early success with our first partner, Carvana, where we have tripled the customer adoption rate.

Due to our rapid growth in direct new writings, embedded as percentage of new writings decreased in the quarter.

Embedded as a Percentage of New Writings

60%
40%
20%
—%
27%
38%
41%
33%
17%
Q2 2022
Q3 2022
Q4 2022
Q1 2023
Q2 2023

For the second consecutive quarter, our direct channel saw material growth in new writings. Our advancements in segmentation and loss ratio improvement have allowed us to expand our underwriting appetite and deploy marketing spend while exceeding profitability targets on new business. We believe this growth is aided by the current competitive environment. As such, we are cautious in extrapolating these growth levels going forward.

                                             4

Letter to Shareholders: Q2 2023
____________________________________________________________________________________________________________
Pricing and Underwriting
Our Q2 2023 gross accident period loss ratio was 68%, a 17-point improvement from Q2 2022 and a one-point improvement from the prior quarter.

At the end of the quarter, we launched our newest segmentation model that leverages data collected from policyholders to improve pricing accuracy. This new pricing model is significantly more advanced, utilizing nearly twice as much proprietary data and outperforms prior models in its ability to segment risk. It is estimated to be 17% more predictive than our previous model. By the end of 2023, we expect this model to be filed in states representing 75% of new business.

We believe pricing and underwriting will continue to be a key competitive advantage for Root. As our technology allows us to rapidly detect changes in the loss cost environment and quickly respond with underwriting and pricing changes, we can better control our loss ratios. This has been demonstrated through our recent superior loss ratio performance versus the industry. We believe we are still in the very early stages of realizing the benefits of this technology and that over the long term, this will provide substantial value to our customers and shareholders.

Gross accident period loss ratio

*Renewal gross accident period loss ratio for auto only

                                             5

Letter to Shareholders: Q2 2023
____________________________________________________________________________________________________________
Financial
We remain focused on our primary objective of driving the company to profitability with the capital we have. In Q2 2023, net loss improved year-over-year 62% to a loss of $37 million and adjusted EBIDTA improved year-over-year 81% to a loss of $12 million. These improvements were primarily driven by actions we’ve taken in pricing, underwriting, and expense management.

We ended Q2 2023 with $520 million in unencumbered capital, compared with $524 million at the end of Q1 2023, a minimal change due to: a reduction in required capital contributions to our regulated insurance subsidiaries during the quarter; the timing of certain net cash settlements, including non-recurring cash inflows at the corporate level of $5 million; and material improvements in our operating results. As we continue to scale the business for profitable growth, we expect an elevated level of unencumbered cash burn in H2 2023 compared to H1 2023. We maintain our 2023 guidance that unencumbered cash burn for the year is expected to be significantly lower than 2022.

*Reconciliation from Net Loss to Adjusted EBITDA disclosed below.

                                             6

Letter to Shareholders: Q2 2023
____________________________________________________________________________________________________________
Looking ahead
Entering H2 2023, we expect to see new writings continue to grow supported by increased but tightly managed customer acquisition expenses. As we remain focused on profitability, we expect our loss ratios will remain favorable and we will continue to take rate as needed to keep up with severity and frequency loss trends. By continuing to execute on our priorities, we expect improvement to our operating results through the remainder of 2023 compared to 2022.

We remain grateful to our employees, who drive our mission every day, to our customers for their trust, and to our shareholders for their support.

Alex Timm
Co-Founder & CEO
                                             7

Letter to Shareholders: Q2 2023
____________________________________________________________________________________________________________
Non-GAAP financial measures
This letter and statements made during our earnings webcast may include information relating to Direct Contribution and Adjusted EBITDA, which are "non-GAAP financial measures" and are defined below. These non-GAAP financial measures have not been calculated in accordance with generally accepted accounting principles in the United States, or GAAP, and should be considered in addition to results prepared in accordance with GAAP, GAAP Gross Profit (Loss), and should not be considered as a substitute for, or superior to, GAAP results.

In addition, Direct Contribution and Adjusted EBITDA should not be construed as indicators of our operating performance, liquidity, or cash flows generated by operating, investing and financing activities, as there may be significant factors or trends that they fail to address. We caution investors that non-GAAP financial information, by its nature, departs from traditional accounting conventions. Therefore, its use can make it difficult to compare our current results with our results from other reporting periods and with the results of other companies.

Our management uses these non-GAAP financial measures, in conjunction with GAAP financial measures, as an integral part of managing our business and to, among other things: (1) monitor and evaluate the performance of our business operations and financial performance, (2) facilitate internal comparisons of the historical operating performance of our business operations, (3) facilitate external comparisons of the results of our overall business to the historical operating performance of other companies that may have different capital structures and debt levels, (4) review and assess the operating performance of our management team, (5) analyze and evaluate financial and strategic planning decisions regarding future operating investments, and (6) plan for and prepare future annual operating budgets and determine appropriate levels of operating investments.

For more information regarding the non-GAAP financial measures discussed in this release, please see “Non-GAAP financial measures,” “Reconciliation of Total Revenue to Direct Contribution” and “Reconciliation of Net Loss to Adjusted EBITDA” below and in Root’s Quarterly Report on Form 10-Q at http://ir.joinroot.com or the SEC’s website at www.sec.gov.

                                             8

Letter to Shareholders: Q2 2023
____________________________________________________________________________________________________________
Defined Terms
We utilize the following definitions for terms used in this letter.

Direct Contribution
We define direct contribution, a non-GAAP financial measure, as gross profit/(loss) excluding net investment income, net realized (losses)/gains on investments, report costs, overhead allocated based on headcount, or Overhead, and salaries, health benefits, bonuses, employee retirement plan-related expenses and employee share-based compensation expense, or Personnel Costs, licenses, net commissions, professional fees and other expenses, ceded premiums earned, ceded loss and loss adjustment expenses, or LAE, and net ceding commission and other. Net ceding commission and other is comprised of ceding commission received in connection with reinsurance ceded, partially offset by amortization of excess ceding commission, and other impacts of reinsurance ceded, which are included in other insurance expense. After these adjustments, the resulting calculation is inclusive of only those gross variable costs of revenue incurred on the successful acquisition of business. We view direct contribution as an important metric because we believe it measures progress towards the profitability of our total policy portfolio prior to the impact of reinsurance.

Adjusted EBITDA
We define adjusted EBITDA, a non-GAAP financial measure, as net loss excluding interest expense, income tax expense, depreciation and amortization, share-based compensation, warrant compensation expense, restructuring charges, write-off of prepaid marketing expenses, legal fees and other items that do not reflect our ongoing operating performance. After these adjustments, the resulting calculation represents expenses directly attributable to our operating performance. We use adjusted EBITDA as an internal performance measure in the management of our operations because we believe it provides management and other users of our financial information useful insight into our results of operations and underlying business performance. Adjusted EBITDA should not be viewed as a substitute for net loss calculated in accordance with GAAP, and other companies may define adjusted EBITDA differently.

Unencumbered Capital
We define unencumbered capital as unrestricted cash and cash equivalents held outside of our regulated insurance entities.

                                             9

Letter to Shareholders: Q2 2023
____________________________________________________________________________________________________________
About Root, Inc.
Founded in 2015 and based in Columbus, Ohio, Root, Inc. (NASDAQ: ROOT) is the parent company of Root Insurance Company. Root is revolutionizing insurance through data science and technology to provide consumers a personalized, easy, and fair experience. The Root app has roughly 12 million app downloads and has collected over 20 billion miles of driving data to inform their insurance offerings.

For further information on Root, please visit root.com.

Root Insurance Company is headquartered in Columbus, Ohio, with renters insurance available in Arkansas, Georgia, Kentucky, Missouri, Nevada, New Mexico, Ohio, Tennessee, and Utah. Root is active in 34 markets for auto insurance: Alabama, Arizona, Arkansas, California, Colorado, Connecticut, Delaware, Florida, Georgia, Illinois, Indiana, Iowa, Kansas, Kentucky, Louisiana, Maryland, Mississippi, Missouri, Montana, Nebraska, Nevada, New Mexico, North Dakota, Ohio, Oklahoma, Oregon, Pennsylvania, South Carolina, Tennessee, Texas, Utah, Virginia, West Virginia, and Wisconsin. Business is underwritten by Root Insurance Company and/or Root Property & Casualty Insurance Company depending on the market. In Texas, we also write business as a Managing General Agent, underwritten by Redpoint County Mutual Insurance Company. Carvana Insurance built with Root is available only in the states where Root writes insurance, excluding California.
                                             10

Letter to Shareholders: Q2 2023
____________________________________________________________________________________________________________
Forward-looking statements
This letter contains—and statements made during the above-referenced webcast will contain— forward-looking statements relating to, among other things, the future performance of Root and its consolidated subsidiaries that are based on Root’s current expectations, forecasts, and assumptions, and involve risks and uncertainties.
These include, but are not limited to, statements regarding:

•Our expected financial results for 2023
•Our ability to retain existing customers, acquire new customers, and expand our customer reach
•Our expectations regarding our future financial performance, including total revenue, gross profit/(loss), net income/(loss), direct contribution, adjusted EBITDA, net loss and loss adjustment expense (LAE) ratio, next expense ratio, net combined ratio, gross loss ratio, gross LAE ratio, gross expense ratio, gross combined ratio, marketing costs and costs of customer acquisition, quota share levels, changes in unencumbered cash balances and expansion of our new and renewal premium base
•Our ability to realize profits, acquire customers, retain customers, contract with additional partners to utilize the product, or achieve other benefits from our embedded insurance offering
•Our ability to expand our distribution channels through additional partnership relationships, digital media, and referrals
•Our ability to drive a significant long-term competitive advantage through our partnership with Carvana and other embedded partnerships
•Our ability to develop embedded products for our new embedded insurance partners
•The impact of supply chain disruptions, increasing inflation, a recession and/or disruptions to properly functioning financial and capital markets and interest rates on our business and financial condition
•Our ability to reduce operating losses and extend our capital runway
•Our goal to be licensed in all states in the United States and the timing of obtaining additional licenses and launching in new states
•The accuracy and efficiency of our telematics and behavioral data, and our ability to gather and leverage additional data
•Our ability to materially improve retention rates and our ability to realize benefits from retaining customers
•Our ability to underwrite risks accurately and charge profitable rates
•Our ability to maintain our business model and improve our capital and marketing efficiency
•Our ability to drive improved conversion and decrease the cost of customer acquisition
•Our ability to maintain and enhance our brand and reputation
•Our ability to effectively manage the growth of our business
•Our ability to raise additional capital efficiently or at all
                                             11

Letter to Shareholders: Q2 2023
____________________________________________________________________________________________________________
•Our ability to improve our product offerings, introduce new products and expand into additional insurance lines
•Our ability to cross sell our products and attain greater value from each customer
•Our lack of operating history and ability to attain profitability
•Our ability to compete effectively with existing competitors and new market entrants in our industry
•Future performance of the markets in which we operate
•Our ability to operate a “capital-efficient” business and obtain and maintain reinsurance contracts
•Our ability to realize economies of scale
•Our ability to attract, motivate and retain key personnel, or hire personnel, and to offer competitive compensation and benefits
•Our ability to deliver a vertically integrated customer experience
•Our ability to develop products that utilize our telematics to drive better customer satisfaction and retention
•Our ability to protect our intellectual property and any costs associated therewith
•Our ability to develop an autonomous claims experience
•Our ability to take rate action early and react to changing environments
•Our ability to meet risk-based capital requirements
•Our ability to realize the benefits anticipated from our Texas county mutual fronting arrangement
•Our ability to expand domestically
•Our ability to stay in compliance with laws and regulations that currently apply or become applicable to our business
•The impact of litigation or other losses
•The effect of increasing interest rates on our available cash and our ability to maintain compliance with our credit agreement
•Our ability to maintain proper and effective internal control over financial reporting and remediate existing deficiencies
•Our ability to continue to meet the Nasdaq Stock Market listing standards
•The growth rates of the markets in which we compete

Root’s actual results could differ materially from those predicted or implied by such forward-looking statements, and reported results should not be considered as an indication of future performance.

Factors that could cause or contribute to such differences also include, but are not limited to, those factors that could affect Root’s business, operating results, and stock price included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Root’s 2022 Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q, and other filings with the SEC at http://ir.joinroot.com or the SEC’s website at www.sec.gov.
                                             12

Letter to Shareholders: Q2 2023
____________________________________________________________________________________________________________

Undue reliance should not be placed on the forward-looking statements in this letter or the above-referenced webcast, which are based on information available to Root on the date hereof. We assume no obligation to update such statements.
                                             13

Letter to Shareholders: Q2 2023
____________________________________________________________________________________________________________
Financial statements

ROOT, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS - UNAUDITED
	As of
	June 30,	December 31,
	2023	2022
	(in millions, except par value)
Assets
Investments:
Fixed maturities available-for-sale, at fair value (amortized cost: $165.9 and $134.2 at June 30, 2023 and December 31, 2022, respectively)	$160.0	$128.4
Short-term investments (amortized cost: $2.7 and $0.4 at June 30, 2023 and December 31, 2022, respectively)	2.7	0.4
Other investments	4.4	4.4
Total investments	167.1	133.2
Cash and cash equivalents	628.0	762.1
Restricted cash	1.0	1.0
Premiums receivable, net of allowance of $2.2 and $2.8 at June 30, 2023 and December 31, 2022, respectively	127.6	111.9
Reinsurance recoverable and receivable, net of allowance of $0.2 at June 30, 2023 and December 31, 2022	130.2	148.8
Prepaid reinsurance premiums	73.7	74.2
Other assets	67.3	81.7
Total assets	$1,194.9	$1,312.9
Liabilities, Redeemable Convertible Preferred Stock and Stockholders’ Equity
Liabilities:
Loss and loss adjustment expense reserves	$246.5	$287.4
Unearned premiums	154.6	136.5
Long-term debt and warrants	297.4	295.4
Reinsurance premiums payable	90.4	119.8
Accounts payable and accrued expenses	37.8	39.7
Other liabilities	41.8	45.0
Total liabilities	868.5	923.8
Commitments and Contingencies
Redeemable convertible preferred stock, $0.0001 par value, 100.0 shares authorized, 14.1 shares issued and outstanding at June 30, 2023 and December 31, 2022 (liquidation preference of $126.5)	112.0	112.0
Stockholders’ equity:
Class A common stock, $0.0001 par value, 1,000.0 shares authorized, 9.4 and 9.2 shares issued and outstanding at June 30, 2023 and December 31, 2022	—	—
Class B common stock, $0.0001 par value, 269.0 shares authorized, 5.0 shares issued and outstanding at June 30, 2023 and December 31, 2022	—	—
Additional paid-in capital	1,865.7	1,850.7
Accumulated other comprehensive loss	(5.9)	(5.8)
Accumulated loss	(1,645.4)	(1,567.8)
Total stockholders’ equity	214.4	277.1
Total liabilities, redeemable convertible preferred stock and stockholders’ equity	$1,194.9	$1,312.9
                                             14

Letter to Shareholders: Q2 2023
____________________________________________________________________________________________________________

ROOT, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS - UNAUDITED

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
	(in millions, except per share data)
Revenues:
Net premiums earned	$63.9	$74.7	$123.9	$153.0
Net investment income	6.8	0.7	13.5	1.3
Net realized (losses) gains on investments	—	(0.1)	—	1.1
Fee income	3.8	4.4	7.0	9.3
Other income	0.3	0.7	0.5	1.1
Total revenues	74.8	80.4	144.9	165.8
Operating expenses:
Loss and loss adjustment expenses	59.5	95.7	122.8	192.4
Sales and marketing	6.1	21.4	9.7	36.7
Other insurance expense (benefit)	2.6	(7.8)	3.9	(6.8)
Technology and development	11.1	17.9	21.3	31.8
General and administrative	20.7	39.5	42.2	70.0
Total operating expenses	100.0	166.7	199.9	324.1
Operating loss	(25.2)	(86.3)	(55.0)	(158.3)
Interest expense	(11.5)	(9.2)	(22.6)	(14.7)
Loss before income tax expense	(36.7)	(95.5)	(77.6)	(173.0)
Income tax expense	—	—	—	—
Net loss	(36.7)	(95.5)	(77.6)	(173.0)
Other comprehensive loss:
Changes in net unrealized losses on investments	(1.2)	(1.3)	(0.1)	(5.0)
Comprehensive loss	$(37.9)	$(96.8)	$(77.7)	$(178.0)
Loss per common share: basic and diluted (both Class A and B)	$(2.55)	$(6.77)	$(5.43)	$(12.36)
Weighted-average common shares outstanding: basic and diluted (both Class A and B)	14.4	14.1	14.3	14.0

                                             15

Letter to Shareholders: Q2 2023
____________________________________________________________________________________________________________

ROOT, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS - UNAUDITED
	Six Months Ended June 30,
	2023	2022
	(in millions)
Cash flows from operating activities:
Net loss	$(77.6)	$(173.0)
Adjustments to reconcile net loss to net cash used in operating activities:
Share-based compensation	7.7	14.0
Warrant compensation expense	8.3	8.8
Depreciation and amortization	5.5	6.6
Bad debt expense	5.0	8.9
Net realized gains on investments	—	(1.1)
Changes in operating assets and liabilities:
Premiums receivable	(20.7)	7.0
Reinsurance recoverable and receivable	18.6	(3.1)
Prepaid reinsurance premiums	0.5	9.0
Other assets	14.6	(3.8)
Losses and loss adjustment expenses reserves	(40.9)	(7.5)
Unearned premiums	18.1	(18.2)
Reinsurance premiums payable	(29.4)	22.4
Accounts payable and accrued expenses	(0.8)	14.3
Other liabilities	(3.2)	10.8
Net cash used in operating activities	(94.3)	(104.9)
Cash flows from investing activities:
Purchases of investments	(48.9)	(9.0)
Proceeds from maturities, call and pay downs of investments	14.8	11.6
Sales of investments	0.2	2.2
Capitalization of internally developed software	(5.1)	(5.3)
Purchases of fixed assets	(0.2)	—
Purchases of indefinite-lived intangible assets and transaction costs	—	(1.3)
Net cash used in investing activities	(39.2)	(1.8)
Cash flows from financing activities:
Proceeds from exercise of stock options and restricted stock units, net of tax (withholding)/proceeds	(0.6)	0.3
Proceeds from issuance of debt and related warrants, net of issuance costs	—	286.0
Net cash (used in) provided by financing activities	(0.6)	286.3
Net (decrease) increase in cash, cash equivalents and restricted cash	(134.1)	179.6
Cash, cash equivalents and restricted cash at beginning of period	763.1	707.0
Cash, cash equivalents and restricted cash at end of period	$629.0	$886.6

                                             16

Letter to Shareholders: Q2 2023
____________________________________________________________________________________________________________
Supplemental financial information

ROOT, INC. AND SUBSIDIARIES
KEY PERFORMANCE INDICATORS - UNAUDITED

	Three Months Ended June 30,
	2023	2022	2021
	(dollars in millions, except Premiums per Policy)
Policies in force	203,840	297,716	373,721
Premiums per policy	$1,353	$1,077	$971
Premiums in force	$551.6	$641.3	$725.8
Gross premiums written	$145.0	$140.1	$177.1
Gross premiums earned	$131.5	$170.8	$180.7
Gross profit/(loss)	$12.7	$(7.5)	$(18.9)
Net loss	$(36.7)	$(95.5)	$(178.6)
Direct contribution	$29.3	$(0.2)	$(3.8)
Adjusted EBITDA	$(11.9)	$(63.2)	$(165.2)
Net loss and LAE ratio	93.1%	128.1%	135.7%
Net expense ratio	57.4%	89.2%	180.4%
Net combined ratio	150.5%	217.3%	316.1%
Gross loss ratio	65.5%	87.0%	89.9%
Gross LAE ratio	10.0%	9.9%	10.6%
Gross expense ratio	42.7%	54.8%	96.6%
Gross combined ratio	118.2%	151.7%	197.1%
Gross accident period loss ratio	68.2%	84.8%	90.1%

                                             17

Letter to Shareholders: Q2 2023
____________________________________________________________________________________________________________

ROOT, INC. AND SUBSIDIARIES
KEY PERFORMANCE INDICATORS - UNAUDITED

	Six Months Ended June 30,
	2023	2022	2021
	(dollars in millions, except Premiums per Policy)
Policies in force	203,840	297,716	373,721
Premiums per policy	$1,353	$1,077	$971
Premiums in force	$551.6	$641.3	$725.8
Gross written premium	$279.7	$327.3	$379.6
Gross earned premium	$261.6	$345.5	$340.9
Gross profit/(loss)	$18.2	$(19.8)	$(12.6)
Net loss	$(77.6)	$(173.0)	$(278.2)
Direct contribution	$47.9	$6.2	$22.8
Adjusted EBITDA	$(23.2)	$(115.0)	$(255.4)
Net loss and LAE ratio	99.1%	125.8%	121.2%
Net expense ratio	56.6%	80.0%	174.3%
Net combined ratio	155.7%	205.8%	295.5%
Gross loss ratio	68.4%	85.6%	81.0%
Gross LAE ratio	10.6%	9.5%	10.2%
Gross expense ratio	41.5%	48.5%	86.5%
Gross combined ratio	120.5%	143.6%	177.7%
Gross accident period loss ratio	68.6%	83.1%	83.4%

                                             18

Letter to Shareholders: Q2 2023
____________________________________________________________________________________________________________

ROOT, INC. AND SUBSIDIARIES
RECONCILIATION OF TOTAL REVENUE TO DIRECT CONTRIBUTION - UNAUDITED
	Three Months Ended June 30,
	2023	2022	2021
	(dollars in millions)
Total revenue	$74.8	$80.4	$89.8
Loss and loss adjustment expenses	(59.5)	(95.7)	(110.2)
Other insurance (expense) benefit	(2.6)	7.8	1.5
Gross profit/(loss)	12.7	(7.5)	(18.9)
Net investment income	(6.8)	(0.7)	(0.7)
Net realized losses on investments	—	0.1	—
Adjustments from other insurance expense(1)	14.9	8.5	15.8
Ceded premiums earned	67.6	96.1	99.5
Ceded loss and loss adjustment expenses	(39.7)	(69.7)	(71.5)
Net ceding commission and other(2)	(19.4)	(27.0)	(28.0)
Direct contribution	$29.3	$(0.2)	$(3.8)

ROOT, INC. AND SUBSIDIARIES
RECONCILIATION OF TOTAL REVENUE TO DIRECT CONTRIBUTION - UNAUDITED
	Six Months Ended June 30,
	2023	2022	2021
	(dollars in millions)
Total revenue	$144.9	$165.8	$158.4
Loss and loss adjustment expenses	(122.8)	(192.4)	(170.1)
Other insurance (expense) benefit	(3.9)	6.8	(0.9)
Gross profit/(loss)	18.2	(19.8)	(12.6)
Net investment income	(13.5)	(1.3)	(1.6)
Net realized gains on investments	—	(1.1)	(2.4)
Adjustments from other insurance expense(1)	27.9	17.1	29.8
Ceded premiums earned	137.7	192.5	200.6
Ceded loss and loss adjustment expenses	(83.9)	(135.9)	(140.8)
Net ceding commission and other(2)	(38.5)	(45.3)	(50.2)
Direct contribution	$47.9	$6.2	$22.8
______________
(1) Adjustments from other insurance expense includes report costs, Personnel Costs, Overhead, licenses, professional fees and other.
(2) Net ceding commission and other is comprised of ceding commissions received in connection with reinsurance ceded, partially offset by amortization of excess ceding commission and other impacts of reinsurance ceded.
                                             19

Letter to Shareholders: Q2 2023
____________________________________________________________________________________________________________

ROOT, INC. AND SUBSIDIARIES
RECONCILIATION OF NET LOSS TO ADJUSTED EBITDA - UNAUDITED
	Three Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,	June 30,
	2023	2023	2022	2022	2022	2021
	(dollars in millions)
Net loss	$(36.7)	$(40.9)	$(58.3)	$(66.4)	$(95.5)	$(178.6)
Adjustments:
Interest expense	10.7	10.4	9.9	8.5	8.5	4.8
Income tax expense	—	—	—	—	—	—
Depreciation and amortization	2.7	2.6	4.6	2.2	2.7	3.7
Share-based compensation	5.2	2.1	5.5	7.8	7.4	4.9
Warrant compensation expense	3.9	4.4	4.2	1.5	3.5	—
Restructuring charges(1)	1.9	5.6	10.2	—	0.6	—
Write-offs and other(2)	0.4	4.5	(0.6)	—	9.6	—
Adjusted EBITDA	$(11.9)	$(11.3)	$(24.5)	$(46.4)	$(63.2)	$(165.2)
______________
(1) Restructuring costs consist of employee costs, real estate exit costs, and other. This includes $0.4 million and $3.2 million of share-based compensation for Q1 2023, and Q4 2022, respectively. This also includes $0.1 million, $0.1 million, $0.3 million, $0.1 million and $0.3 million of depreciation and amortization for Q2 2023, Q1 2023, Q4 2022, Q3 2022 and Q2 2022, respectively.

(2) Write-offs and other primarily reflects legal costs, write-off of prepaid marketing expense and other items that do not reflect our ongoing operating performance. This includes $0.1 million and $9.6 million in Q4 2022 and Q2 2022, respectively, related to the write-off of prepaid marketing expense. Legal and other fees related to the purported misappropriation of funds by a former senior marketing employee in 2022 of $0.4 million, $2.0 million and $1.2 million in Q2 2023, Q1 2023 and Q4 2022, respectively, net of anticipated recovery in Q4 2022 of $1.9 million.

                                             20

Letter to Shareholders: Q2 2023
____________________________________________________________________________________________________________

ROOT, INC. AND SUBSIDIARIES
RECONCILIATION OF NET LOSS TO ADJUSTED EBITDA - UNAUDITED
	Six Months Ended
	June 30,	June 30,	June 30,
	2023	2022	2021
	(dollars in millions)
Net loss	$(77.6)	$(173.0)	$(278.2)
Adjustments:
Interest expense	21.1	13.5	8.4
Income tax expense	—	—	—
Depreciation and amortization	5.3	5.3	7.2
Share-based compensation	7.3	11.9	7.2
Warrant compensation expense	8.3	8.8	—
Restructuring charges(1)	7.5	8.4	—
Write-offs and other(2)	4.9	10.1	—
Adjusted EBITDA	$(23.2)	$(115.0)	$(255.4)
____________
(1) Restructuring costs consist of employee costs, real estate exit costs, and other. This includes $0.4 million, $2.1 million and zero of share-based compensation for the six months ended June 30, 2023, 2022, and 2021, respectively. This also includes $0.2 million, $1.3 million, and zero of depreciation and amortization for the six months ended June 30, 2023, 2022, and 2021, respectively.

(2) Write-offs and other primarily reflects legal costs, write-off of prepaid marketing expense and other items that do not reflect our ongoing operating performance.This includes $10.1 million for the six months ended June 30, 2022 related to the write-off of prepaid marketing expense. Legal and other fees related to the purported misappropriation of funds by a former senior marketing employee in 2022 of $2.4 million for the six months ended June 30, 2023.

ROOT, INC. AND SUBSIDIARIES
PREMIUMS WRITTEN AND EARNED - UNAUDITED
	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
	(dollars in millions)
Gross premiums written	$145.0	$140.1	$279.7	$327.3
Ceded premiums written	(67.2)	(81.1)	(137.1)	(183.5)
Net premiums written	77.8	59.0	142.6	143.8

Gross premiums earned	131.5	170.8	261.6	345.5
Ceded premiums earned	(67.6)	(96.1)	(137.7)	(192.5)
Net premiums earned	$63.9	$74.7	$123.9	$153.0

                                             21